UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2015
STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 214-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Thomas R. Wright, Executive Vice President, Chief Financial Officer, and Chief Accounting Officer of Sterling Construction Company, Inc. (the "Company") left the Company's employment effective July 3, 2015.  The Company elected Kevan M. Blair, 64, the Company's Chief Financial Officer and Chief Accounting Officer to replace Mr. Wright on an interim basis, as of July 3, 2015, and has launched an internal and external search for a new Chief Financial Officer.
In connection with Mr. Wright's departure, he has entered into a Separation & Release Agreement with the Company.
The following description of the Separation & Release Agreement is qualified in its entirety by the agreement itself, which is attached to this Current Report on Form 8-K as Exhibit 10.1.
The separation agreement provides for (a) the award to Mr. Wright of a discretionary bonus consisting of 106,478 shares of the Company's common stock; (b) the vesting of his outstanding 55,536 shares of restricted common stock; and (c) the reimbursement to him (on a grossed-up basis) of his COBRA premiums for a year.
In consideration of the foregoing, the agreement requires Mr. Wright to be available for consulting with the Company in his area of expertise.  His consulting obligations will not be so time-consuming as to prevent him from seeking or engaging in full-time employment.  The agreement also contains a general release as well as a release under the Age Discrimination in Employment Act by Mr. Wright.
Mr. Blair is currently the Company's Senior Vice President, Corporate Finance as well as the Vice President & Chief Financial Officer of the Company's Ralph L. Wadsworth Construction Company subsidiary (RLW), which is located in Draper, Utah.  The Company has increased Mr. Blair's annual salary from $250,000 to $270,000 in recognition of his increased responsibilities.  His participation in the Company's Short-Term and Long-Term Incentive Compensation Programs remains unchanged.  Prior to joining RLW in December of 2004, Mr. Blair was Chief Financial Officer of Daw Incorporated, a private company that performs commercial interior construction.  Mr. Blair holds a Bachelor of Science in Accounting degree from the David Eccles School of Business at the University of Utah.
Item 9.01	Financial Statements and Exhibits.
(c)            Exhibits
Exhibit Number	Description
10.1*	Separation & Release Agreement executed on July 3, 2015 between Thomas R. Wright and Sterling Construction Company, Inc.
*    Filed herewith.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2015	Sterling Construction Company, Inc.

/s/ Roger M. Barzun
Roger M. Barzun
Senior Vice President

Exhibit Index

Exhibit Number	Description
10.1*	Separation & Release Agreement executed on July 3, 2015 between Thomas R. Wright and Sterling Construction Company, Inc.
*    Filed herewith.